Exhibit 10.1

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of the 24th day of February, 2012 by Crestwood Holdings LLC, a Delaware limited liability company (“CHL”), and Crestwood Midstream Partners LP, a Delaware limited partnership (“CMP”, and together with CHL, collectively, “Guarantor”), in favor of Antero Resources Appalachian Corporation, a Delaware corporation (“Antero”). Each of Guarantor and Antero is referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise indicated, capitalized terms used but not otherwise defined herein and defined in the Asset Purchase Agreement (defined below) shall have the meanings given such terms in the Asset Purchase Agreement (defined below).

RECITALS

WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated February 24, 2012, by and between Antero and Crestwood Marcellus Midstream, LLC, a Delaware limited liability company (“Buyer”), and as a material inducement to Antero to enter into each of the Asset Purchase Agreement and the Gathering Agreement (collectively, the “Guaranteed Agreements”) with Buyer, Guarantor has agreed to provide a guaranty of certain obligations of Buyer under the Guaranteed Agreements.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

AGREEMENT

Section 1. Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Antero the timely and complete payment and performance when due of (i) all obligations of Buyer under the Guaranteed Agreements (other than the payment of any Earn-Out Payment (as such term is defined in the Asset Purchase Agreement)), and (ii) any Damages owing by Buyer under the Guaranteed Agreements (other than Damages arising from or attributable to the non-payment or mispayment of any Earn-Out Payment (as such term in defined in the Asset Purchase Agreement) (such obligations, the “Guaranteed Obligations”). Guarantor also agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys’ fees and expenses, paid or incurred by Antero in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any enforcement action against, Buyer (the “Costs of Collection”).

Section 2. Primary Liability of Guarantor.

(a)	Guarantor shall be liable for the payment of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor, and not as a mere surety.

(b)	The guaranty set forth in Section 1 is a continuing guaranty of payment and performance and not a guaranty of collection. If Buyer fails to pay or perform the

Guaranteed Obligations when due, or any part thereof, Guarantor shall, on written demand and without further notice of nonpayment or nonperformance, or any other notice whatsoever, pay in accordance with Section 12 the amount due and payable thereon to Antero or perform such Guaranteed Obligations as required per the terms of the Guaranteed Agreements, and it shall not be necessary for Antero, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Buyer or others liable for such payment or performance, or to join Buyer for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations.

(c)	Suit may be brought or demand may be made against Buyer or Guarantor or against any one or more of them, separately or together, without impairing the rights of Antero against either.

(d)	Guarantor shall be entitled to assert any defenses to the payment or performance of the Guaranteed Obligations owing under the Guaranteed Agreements that Buyer is entitled to assert under the express terms of the Guaranteed Agreements, which, for the avoidance of doubt, shall not limit the liability of Guarantor hereunder based upon any defenses arising out of the (i) bankruptcy, insolvency, dissolution or liquidation of Buyer, (ii) power or authority of Buyer to enter into the Guaranteed Agreements and to perform its obligations thereunder, or (iii) lack of enforceability of Buyer’s obligations under the Guaranteed Agreements or any transaction contemplated thereby.

Section 3. Certain Agreements and Waivers by Guarantor. Guarantor hereby agrees that Antero’s rights or remedies and all of Guarantor’s obligations under the terms of this Guaranty shall remain in full force and effect and shall not be released, diminished, impaired, reduced or affected by, or deemed to be satisfied by, and Guarantor shall not be exonerated, discharged or released (by virtue of any Law, arrangement or relationship) by, any one or more of the following events, actions, facts or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a)	the taking or accepting of any other security or guaranty for, or right of recourse with respect to, all or any part of the Guaranteed Obligations;

(b)	whether express or by operation of any Law or otherwise, any complete or partial release of Buyer or any other Person liable, directly or indirectly, for the payment or performance of all or any part of the Guaranteed Obligations (other than discharge or release under the express provisions of this Guaranty, including by virtue of satisfaction of the Guaranteed Obligations, under the express terms of the Guaranteed Agreements, or by agreement with Antero);

(c)	the bankruptcy, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Buyer, Guarantor or any other Person at any time liable for the payment or performance of all or any part of the Guaranteed Obligations;

(d)	either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination, restatement or rearrangement of the terms of all or any part of the Guaranteed Obligations (other than under the express terms of the Guaranteed Agreements or by agreement of Antero);

(e)	any neglect, lack of diligence, delay, omission, failure or refusal of Antero to take or prosecute (or in taking or prosecuting) any action for the collection or performance of all or any part of the Guaranteed Obligations;

(f)	any requirement for any reason (other than a determination that such amount is not actually owing by Buyer under the express terms of the Guaranteed Agreements) for Antero to refund any payment by Buyer, Guarantor or any other Person liable for the payment of all or any part of the Guaranteed Obligations or pay the amount thereof to someone else;

(g)	the existence of any claim, set-off or other right that Guarantor may at any time have against Buyer, Antero or any other Person, whether or not arising in connection with this Guaranty or the Guaranteed Agreements;

(h)	any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Buyer, Guarantor or any other Person, including any extension, reduction, composition or other alteration of the Guaranteed Obligations, whether or not consented to by Antero;

(i)	any lack or limitation of status or of power of Buyer, Guarantor or any other Person in respect of all or any part of the Guaranteed Obligations, or any change whatsoever in the objects, capital structure, constitution, existence or business of Buyer, Guarantor or any other Person liable for the payment or performance of all or any part of the Guaranteed Obligations; or

(j)	any other act or omission to act or delay of any kind by Antero, any other guarantor of the Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor’s obligations hereunder.

In the event any payment by Buyer or any other Person to Antero in respect of the Guaranteed Obligations is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason, Antero is required to refund such payment or pay the amount thereof to any other creditor, such payment by Buyer or such other Person to Antero shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Antero of this Guaranty or of

Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Antero or paid by Antero to another Person (which amounts shall constitute part of the Guaranteed Obligations). It is the intent of Guarantor and Antero that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully paid and/or performed or the Guaranteed Agreements are terminated in accordance with their respective terms (and all Guaranteed Obligations remaining owing under such agreements, if any, are paid or performed in full), whichever is earlier, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.

Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against Buyer arising out of or by reason of this Guaranty or the obligations hereunder, unless and until the Guaranteed Obligations are indefeasibly paid in full in cash or fully performed per the terms of the Guaranteed Agreements.

Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by Law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Buyer, any other guarantor of all or any part of the Guaranteed Obligations or any other Person.

Section 4. Representations and Warranties of Guarantor. CHL and CMP each represents and warrants to Antero, severally and not jointly, as follows:

(a)	Organization. CHL is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. CMP is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware

(b)	Enforceability. This Guaranty is the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject however to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar Laws relating to or affecting creditors’ rights, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c)	Authority Relative to this Guaranty. Guarantor has full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by Guarantor of this Guaranty and performance by Guarantor of its obligations hereunder have been duly and validly authorized by all necessary limited liability company or limited partnership, as applicable, action on the part of Guarantor.

(d)	No Conflicts. The execution, delivery and performance by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder will not

(i) conflict with or result in a breach of any provisions of the organizational or other governing documents of Guarantor, (ii) result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Guarantor is a party or by which Guarantor or any of its property may be bound or (iii) violate any Law applicable to Guarantor or any of its property.

Section 5. Assignment. This Guaranty may not be assigned by any Party, in whole or in part, without the prior written consent of the other Party.

Section 6. Notices. All notices and other communications required or desired to be given hereunder must be in writing and sent (properly addressed as set forth below) by: 1) U.S. mail with all postage and other charges fully prepaid, 2) hand delivery, or 3) facsimile transmission. A notice shall be deemed effective on the date on which such notice is received by the addressee, if by mail or hand delivery, or on the date sent, if by facsimile (as evidenced by fax machine confirmation of receipt); provided, however, if such date is not a Business Day during regular business hours, then the date of receipt shall be on the next date which is a Business Day. Each Party may change its address by notifying the other Party in writing of such address change.

If to Guarantor, to:

Crestwood Holdings LLC

717 Texas Avenue, Suite 3150

Houston, Texas 77002

Facsimile No.: (832) 519-2250

Attn: Robert G. Phillips

With a copy to:

Crestwood Holdings LLC

717 Texas Avenue, Suite 3150

Houston, Texas 77002

Facsimile No.: (832) 519-2250

Attn: General Counsel

and

Crestwood Midstream Partners LP

717 Texas Avenue, Suite 3150

Houston, Texas 77002

Facsimile No.: (832) 519-2250

Attn: Robert G. Phillips

With a copy to:

Crestwood Midstream Partners LP

717 Texas Avenue, Suite 3150

Houston, Texas 77002

Facsimile No.: (832) 519-2250

Attn: General Counsel

If to Antero, to:

Antero Resources Appalachian Corporation

1625 17th Street

Denver, Colorado 80202

Facsimile No.: (303) 357-7315

Attn: Alvyn A. Schopp

With a copy to:

Vinson & Elkins LLP

1001 Fannin St., Suite 2500

Houston, Texas 77002-6760

Facsimile No.: (713) 615-5735

Attn: Yvette K. Schultz

Section 7. Entire Agreement. This Guaranty constitutes the entire agreement among the Parties and supersedes any other agreements or representations, whether written or oral, that may have been made or entered into by or among any of the Parties relating in any way to the transactions contemplated hereby or the subject matter of this Guaranty. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS GUARANTY, AND NEITHER GUARANTOR NOR ANTERO SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH.

Section 8. Rights of Third Parties. Notwithstanding anything contained in this Guaranty to the contrary, nothing in this Guaranty, expressed or implied, is intended to confer on any Person other than the Parties or their successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Guaranty.

Section 9. Amendments. This Guaranty may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Guaranty executed by all of the Parties.

Section 10. Non-Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of either Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. The failure of either Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.

Section 11. Governing Law; Jurisdiction.

(a)	This Guaranty and any claim, controversy or dispute arising under or related to this Guaranty or the transactions contemplated hereby or the rights, duties and relationship of the Parties, shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.

(b)	The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties hereto arising out of this Guaranty or the transactions contemplated hereby shall be in any state or federal court in Harris County, Texas and each of the Parties hereto irrevocably submits to the jurisdiction of such courts solely in respect of any Proceeding arising out of or related to this Guaranty. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Guaranty or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)	To the extent that any Party hereto or any of its Affiliates has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Guaranty and (ii) submits to the personal jurisdiction of any court described in Section 11(b).

(d)	THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12. Payments. All sums required to be paid under this Guaranty shall be paid within 15 Business Days after Antero’s written demand for payment is received by Guarantor, in immediately available funds in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

Section 13. Severability. If any provision of this Guaranty is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Guaranty shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Guaranty, they shall take any actions necessary to render the remaining provisions of this Guaranty valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Guaranty to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 14. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or other electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 15. Term of Guaranty. Subject to the reinstatement provisions of Section 3 above, this Guaranty shall continue in effect until the first to occur of:

(a)	the date upon which all the Guaranteed Obligations are indefeasibly paid in full in cash or otherwise fully performed and satisfied; and

(b)	all of the Guaranteed Agreements are terminated in accordance with their respective terms and all Guaranteed Obligations remaining owing under such agreements, if any, are indefeasibly paid in full in cash or otherwise fully performed and satisfied.

Upon either such event, notwithstanding anything herein to the contrary, this Guaranty and all of Guarantor’s obligations hereunder shall immediately and automatically terminate and expire and be of no further force and effect.

Section 16. Non-Compensatory Damages. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY, OR THEIR RESPECTIVE AFFILIATES, ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. SUBJECT TO THE PRECEDING SENTENCE, EACH PARTY, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, WAIVES ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL DAMAGES, REMOTE OR SPECULATIVE, INCLUDING DAMAGES FOR LOST PROFITS OF ANY KIND, ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17. Limitation on Liability of Guarantor Parties. Notwithstanding anything in this Guaranty to the contrary, each of CHL’s and CMP’s maximum aggregate liability from time to time under this Guaranty for payment of the Guaranteed Obligations and the Costs of Collection shall be limited to its respective ownership interest (calculated by taking such party’s respective ownership interest, represented as a percentage, in Buyer and multiplying such percentage by the amount claimed by Antero and owed hereunder), direct or indirect, in Buyer at the time such liability is incurred. CHL and CMP shall either individually or collectively at all times own, directly or indirectly, not less than one hundred percent (100%) of the ownership interests in Buyer unless Guarantors provide a guaranty (in form and substance substantially consistent with this Guaranty) from a substitute or additional creditworthy party reasonably acceptable to Antero with respect to any ownership interest in Buyer not owned, directly or indirectly, by CHL or CMP. CHL and CMP each also agrees, severally and not jointly, to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys’ fees and expenses, paid or incurred by Antero in endeavoring to collect CHL’s or CMP’s respective portion of the Guaranteed Obligations or the Costs of Collection from, or in prosecuting any enforcement action against, CHL or CMP, respectively.

Section 18. References and Rules of Construction.

(a)	All Section, subsection and subdivision references used in this Guaranty are to Sections, subsections and subdivisions of this Guaranty unless otherwise specified.

(b)	If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Guaranty clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The terms “include,” “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Guaranty, shall refer to this Guaranty as a whole and not to any particular Section, subsection or subdivision in which such words appear.

(c)	The Parties acknowledge that each Party has reviewed this Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Guaranty.

(d)	The captions in this Guaranty are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Guaranty.

(e)	All references to currency or to “$” herein shall be to, and all payments required hereunder shall be paid in, Dollars.

(f)	All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

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IN WITNESS WHEREOF, the Parties have duly executed this Guaranty as of the day and year first above set forth.

GUARANTOR: CRESTWOOD HOLDINGS LLC

By:	/s/ William G. Manias
Name:	William G. Manias
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP LLC, its General Partner

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	Chief Executive Officer and President

ANTERO: ANTERO RESOURCES APPALACHIAN CORPORATION

By:	/s/ Alvyn A. Schopp
Alvyn A. Schopp
Vice President Accounting and Administration

[Signature page to Guaranty]